Exhibit 10.16

                                    SUBLEASE

              THIS SUBLEASE is made as of the 17 day of April 1998, by and between JOS. A. BANK CLOTHIERS, INC., a Delaware corporation (hereinafter called "Sublandlord") and SOURCEONE, L.L.C., a New York limited liability company (hereinafter called "Subtenant").

                                    RECITALS

              WHEREAS, pursuant to the Lease Agreement by and between Continental Stewart Warehouse Limited Partnership (hereinafter called the "Landlord") and Sublandlord dated May 11, 1994 and amended March 26, 1998, a copy of which is attached hereto as Exhibit I (as the same may be amended from time to time, hereinafter called the "Lease"), Sublandlord is the tenant of certain space consisting of approximately 51,062 square feet in the building known as Continental Stewart Warehouse located at 4241 Brookhill Road, Baltimore City, Maryland 21215 (hereinafter called the "Building") as shown on Exhibit A attached to the Lease (hereinafter called the "Premises"); and

              WHEREAS, Subtenant desires to sublease from Sublandlord all of the Premises in the Building (hereinafter called the "Subleased Premises"); and

              WHEREAS, the parties desire to enter into this Sublease defining their respective rights, duties, and liabilities relating to the Subleased Premises; and

              WHEREAS, the effectiveness of this Sublease and the delivery of the Premises to Subtenant is a condition to the effectiveness of that certain Primary Supply Agreement dated as of April 16, 1998 (the "Supply Agreement") between Sublandlord and MS Pietrafesa, L.P. ("Pietrafesa").

              NOW, THEREFORE, WITNESSETH in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby covenant and agree as follows:

                                    SECTION 1

                                     DEMISE

              Sublandlord, for and in consideration of the payment of the rent and the performance of the covenants hereinafter mentioned, does hereby demise, lease and assign unto Subtenant, the Subleased Premises, for a term (the "Term") from April 17, 1998 (hereinafter called the "Commencement Date") to February 29, 2000 at which time this Sublease shall terminate.

                                    SECTION 2

                                      RENT

              The rent during the Term hereunder (hereinafter called the "Annual Rent") shall be payable in arrears, without demand, deduction, set-off, recoupment or counterclaim, as

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     follows: for the period from the Commencement Date through July 31, 1999 at the rate of $165,951.50 per year, payable in equal monthly installments of $13,829.29 payable commencing June 1, 1998 and ending on August 1, 1999
     (the period from the Commencement Date through April 30, 1998 shall be prorated and paid together with the June 1, 1998 installment of Annual
     Rent); $14,893.08 for the month of August, 1999 payable on September 1, 1999; and for the period from September 1, 1999 through February 29, 2000 at the rate of $208,503.12 per year, payable in equal monthly installments of $17,375.26, payable on October 1, November 1, December 1, 1999 and January 1, February 1 and March 1, 2000. Notwithstanding anything to the contrary, contained therein, in the event Sublandlord shall lease space from Landlord in the Bed, Bath and Beyond Shopping Center in Naples,
     Florida and shall be given the benefit of the rent reduction set forth in paragraph 2 of the March 26, 1998 amendment to the Lease, Annual Rent for the period from September 1, 1999 through February 29, 2000 shall be $14,893.08 per month.

                                   SECTION 3

                                   EXTENSION

                  There is no right of Sublease extension.

                                    SECTION 4

                                SUBJECT TO LEASE

                  This Sublease is subject and subordinate to the Lease. The Sections of the Lease listed below (except as may be inconsistent with other provisions of this Sublease) shall be deemed a part of this Sublease, with references in the Lease to "Landlord" deemed made to Sublandlord, references to "Tenant" deemed made to Subtenant, and references to the "Premises" deemed made to the Subleased Premises:

                  Section 2       Use
                  Section 3       Utilities
                  Section 4       Compliance with Laws
                  Section 5(a)    Assignment
                  Section 6       Loading Capacity
                  Section 7       Increase in Landlord's Insurance Rates
                  Section 8       Indemnification - Liability Insurance
                  Section 9       Alterations
                  Section 10      Ownership of Alterations
                  Section 11      Repairs and Maintenance
                  Section 12      Tax/Insurance Escalation
                  Section 13      Tenant's Default
                  Section 14      Damage or Destruction
                  Section 15      Possession
                  Section 16      Exterior of Premises - Signs
                  Section 18      For Rent/Sale Signs
                  Section 19      Right of Entry
                  Section 20      Termination of Term
                  Section 21      Condemnation

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                  Section 22      Subordination
                  Section 23      Attornment
                  Section 24      Parking and Common Facilities
                  Section 26      Non Waiver
                  Section 27      Successors and Assigns
                  Section 28      Condition at End of Term - Security Deposit
                  Section 30      Estoppel Certificates
                  Section 32      No Offer
                  Section 34      Existing Equipment
                  Section 35      Waiver of Jury Trial and Right to Counterclaim
                  Section 37      Landlord's Default
                  Section 39      Hazardous Substances
                  Section 40      Miscellaneous

                                    SECTION 5

                                   ASSIGNMENT

              Notwithstanding anything contained herein or the Lease to the contrary, Subtenant shall have no right to assign this Sublease, in whole or in part, nor sublet the Subleased Premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Sublandlord which may be withheld for any reason or for no reason. Subtenant agrees to seek Sublandlord's prior written consent for the assignment of this Sublease to an "affiliate" of Subtenant, which consent shall not be unreasonably withheld. Subtenant agrees that any such assignment without the prior written consent of Sublandlord shall be null and void.


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                                    SECTION 6

                             REPAIRS AND MAINTENANCE

              Notwithstanding anything contained herein or the Lease to the contrary, Sublandlord shall have no obligation to repair or maintain the exterior masonry, walls, structural components, roof or other portion of the Subleased Premises. In the event that a condition exists in the Subleased Premises that Landlord is obligated to repair under the Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Landlord thereof. Sublandlord shall have no liability to Subtenant for Landlord's failure to make any such repair; provided that Sublandlord exercises its rights in good faith and in a timely manner to procure such performance by the Landlord.

                                    SECTION 7

                                    DOCUMENTS

              Notwithstanding anything contained herein or the Lease to the contrary, Sublandlord shall have no obligation to provide Subtenant with any tax bills, utility charges, insurance premium reports or any other documents relating to the Premises or relating to Landlord's ownership or operation of the Premises, except to the extent that Landlord or Sublandlord seek reimbursement or direct payment by Subtenant of amounts evidenced by such amounts.

                                    SECTION 8

                                   POSSESSION

              Notwithstanding anything contained herein or the Lease to the contrary, under no circumstances shall Sublandlord be under any obligation to Subtenant for failure to deliver possession of the Subleased Premises to Tenant on the date herein specified. Subtenant's sole remedy for Sublandlord's failure to deliver the Subleased Premises is to terminate the Sublease; provided, that Sublandlord acknowledges that until such failure is remedied,(i) Subtenant shall have no obligation to make any payment to Sublandlord hereunder and (ii) the Supply Agreement shall not be effective. This shall not be a continuing condition and Subtenant's acceptance of the Premises shall satisfy same. Sublandlord undertakes no obligation to perform work to prepare the Subleased Premises for Subtenant's occupancy.


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                                    SECTION 9

                          SUBORDINATION AND ATTORNMENT

              Subtenant agrees that this Sublease shall at all times be subordinate to the lien of any of Landlord's mortgages and/or deeds of trust unless the mortgagee or the holder of such mortgage or deed of trust elects to have Subtenant's interest hereunder superior to the interest of said mortgagee or holder of such deed of trust. Subtenant further agrees to attorn to any assignee of Landlord.

                                   SECTION 10

                                 OPERATING COSTS

                  Notwithstanding anything contained in the Lease to the contrary, Subtenant shall pay all operating costs of any nature whatsoever in connection with the Building or the Premises, except such any costs arising as a result of a breach by Sublandlord of its obligations under the Lease (to the extent that such breach is not due to a breach by Subtenant of its payment obligations hereunder).

                                   SECTION 11

                                   INDEMNITIES

                  11.1.    Compliance with Environmental Laws.

                  Subtenant shall comply in all respects with all "Environmental Laws" (as hereinafter defined) now in force or which may hereafter be enacted or promulgated applicable to the Premises and the conduct of Subtenant's business at the Premises.

                  Sublandlord represents that it has complied in all respects with all "Environmental Laws" applicable to the Premises for the period from May 12, 1994 to the date hereof (the "Environmental Indemnification Period").

                  11.2     Indemnities

                  Subtenant does hereby indemnify and hold Sublandlord harmless against all Environmental Liabilities and Costs (as hereinafter defined) to the extent that such Environmental Liabilities and Costs arise from the operation of the Premises during the Term;


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                  Sublandlord  does hereby  indemnify and hold  Subtenant and its affiliates harmless against, (i) Environmental Liabilities and Costs arising from the operation of the Premises during the Environmental Indemnification Period, (ii) any Release that occurred during the Environmental Indemnification Period, or (iii) any noncompliance with any Environmental Laws during the Environmental Indemnification Period, except that Subtenant shall be responsible to the extent any aggravation of or contribution to any such Release is caused by Subtenant noncompliance of any Existing Environmental Condition during the Lease Term.

                  Sublandlord does hereby assign to Subtenant all of its right, title and interest to the Landlord's indemnification of Sublandlord set forth in Section 39 of the Lease.

                  11.3.    Definitions.

                  For purposes of this Section, the following definitions shall apply:

                  "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, and ambient air, both inside and outside of buildings and structures.

                  "Environmental Laws" means federal, state, local and foreign laws, common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environmental or public health and safety, including, but not limited to the Release or threatened Release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "Environmental Liabilities and Costs" means all liabilities, losses, fines, penalties, charges, damages (including damages to persons, property or the Environment), costs, or expenses (including legal, engineering, and other consultant and expert witness fees and expenses) arising under Environmental Laws, or related to Remedial Actions, or otherwise arising out of or in respect of:

                  (a) the operation of the Premises or any real property, assets, equipment or facilities related to it; or

                  (b) the environmental conditions on, under, above, or about the Premises or any real property, assets, equipment or facilities related to it; or


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                  (c)   expenditures necessary to cause alter, maintain, or
              restore the Premises so as to be or remain in compliance with any and all requirements of Environmental Laws including, without limitation, all permits, licenses or other authorization issued under or pursuant to such Environmental Laws.

                  "Existing Environmental Condition" means any environmental condition on, under, above, or about the Premises existing prior to the Commencement Date.

                  "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

                  "Hazardous Substance" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including without limitation any such substance regulated under or defined by any Environmental Law.

                  "Losses" means all liabilities, losses, fines, penalties, changes, damages, costs (including, without limitation, court costs) or expenses (including, without limitation, reasonable attorneys fees).

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environmental or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions reasonably necessary, whether voluntary or involuntary, to (i) clean up, remove, treat or in any other way adjust Hazardous Substances in the Environment; (ii) prevent the Release or further movement of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring at, on, under or about the Premises.


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                                   SECTION 12

                                 CROSS DEFAULT

                  (a) Subtenant covenants and agrees that it shall constitute a default by Subtenant hereunder if any "Pietrafesa Event of Default" (as defined in the Supply Agreement) shall have occurred and be continuing.

                  (b) Sublandlord covenants and agrees that it shall constitute a default by Sublandlord hereunder if any "Bank Event of Default" (as defined in the Supply Agreement) shall have occurred and be continuing.

                  (c) Upon and during the continuation of a default described in clause (b) above, Subtenant shall be entitled to terminate this Sublease and all its obligations hereunder on notice to Sublandlord, which notice and termination shall be effective as of the date sent by Subtenant (unless provided otherwise in the relevant notice.)

                                   SECTION 13

                             UTILITIES AND SERVICES

                  All services for and supplying of utilities to the Subleased Premises are the obligations of the Landlord under the Lease, and the covenants herein by Sublandlord to furnish any services for, or to supply any utilities to, the Subleased Premises shall be subject to the condition that Sublandlord shall not be liable for any failure of the Landlord to furnish any services or to supply any utilities; provided the same is not caused by the negligence or willful act of Sublandlord or its contractors or subcontractors or its or their agents or employees nor shall any such failure constitute an abrogation of any of the other terms or conditions of this Sublease; provided that Sublandlord exercises its rights in good faith and in a timely manner to procure such performance by the Landlord.

                                   SECTION 14

                             DAMAGE AND DESTRUCTION

                  It is understood and agreed that in the event the Subleased Premises is damaged by fire, storm, the elements, act of God, unavoidable accident and/or the public enemy, but not to such an extent as to render the same untenantable, then it is the obligation of the Landlord


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     under the Lease to restore, or cause to be restored, the Subleased Premises as speedily as possible, and there shall be no abatement of Rent. If the Subleased Premises is injured or damaged by any of the aforesaid causes to such an extent as to render the same wholly or partially untenantable, then upon written notice from either party to the other this Sublease shall thereupon become null and void, and all liability of Subtenant shall terminate upon payment of all Rent due and payable to the date of such happening.

                  If the Subleased Premises is to be repaired under this Section, Subtenant shall, at Subtenant's sole cost and expense, be responsible for repairing and restoring all of Subtenant's improvements and of replacing any equipment and trade fixtures of Subtenant located in the Subleased Premises.

                                   SECTION 15

                                INDEMNIFICATION

                  (a) Subtenant does hereby indemnify and hold harmless Sublandlord from and against any loss, claim, damage, or expense, including reasonable attorney's fees which Sublandlord may suffer, incur, or expend arising out of any failure on the part of Subtenant to perform fully its obligations hereunder.

                  (b) Sublandlord does hereby indemnify and hold harmless Subtenant and its affiliates from and against any loss, claim, damage or expense, including reasonable attorneys' fees which Subtenant or any such affiliate may suffer, incur or expend arising out of any failure on the part of Sublandlord to perform fully its obligations hereunder or under the Lease.

                                   SECTION 16

                                     NOTICES

                  In every instance in which notice is required to be given hereunder, such notice shall be in writing and personally delivered, sent by telecopier, or sent by certified or registered mail addressed as follows:

                  If to Sublandlord:      Jos. A. Bank Clothiers, Inc.
                                          500 Hanover Pike
                                          Hampstead, Maryland 21074
                                          Attention: Chief Financial Officer


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                  Copy to:                Newton B. Fowler III, Esquire
                                          Venable, Baetjer and Howard, LLP
                                          1800 Mercantile Bank & Trust Building
                                          2 Hopkins Plaza
                                          Baltimore, Maryland 21201

                  If to Subtenant:        SourceOne, L.L.C.
                                          4241 Brookhill Road
                                          Baltimore, Maryland  21215
                                          Attention:  President

                  Copy to:                L. Kevin Sheridan, Esquire
                                          Roberts, Sheridan & Kotel
                                          Tower 49
                                          12 E. 49th Street
                                          New York, NY 10017

                  All notices sent by mail shall be deemed given the second day after the same are posted (except as provided in Section 12(c) hereof). All notices sent by telecopier shall be deemed given the day sent, but such notices shall be sent promptly by first class mail as well. Either party may change the address or telecopier number to which notices to it are to be sent by sending written notice of such new address or telecopier number to the other party.

                                   SECTION 17

                                    BROKERAGE

                  Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorney's fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.


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                                   SECTION 18

                            NO RECOURSE TO AFFILIATES

                  Sublandlord and Subtenant each agree that its obligations hereunder are primary in nature and that neither party hereto shall have any recourse to any officer, director, partner, member or affiliate (including in the case of SourceOne, Pietrafesa), and that no such person or entity shall have any liability, in respect of the payment and performance obligations of Sublandlord and Subtenant hereunder.

                                   SECTION 19

                           TABLE OF CONTENTS; CAPTIONS

                  The captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe, or describe scope or intent of the Sections of this Sublease nor in any way affect this Sublease.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

     ATTEST/WITNESS:                       JOS. A. BANK CLOTHIERS, INC.

                                           By: /s/ Timothy F. Finley
     __________________________                _________________________(SEAL)


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                                           SOURCEONE, L.L.C.

     __________________________            By:  /s/: David McDonough
                                                __________________________(SEAL)
                                           Name     David McDonough
                                                ________________________
                                           Title    VP-Finance
                                                __________________________